EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57267, 333-57915, 333-60737, 333-64653, 333-68555, 333-81121, 333-47848, 333-103496, 333-126564 and 333-145127) of Moody’s Corporation (formerly known as The Dun & Bradstreet Corporation) of our report dated February 28, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
February 28, 2008